Exhibit 99.1

Pyxis Oncology Announces Interim CEO Appointment and Leadership Transition to Support Strategic Focus and Program Continuity

BOSTON, Feb. 03, 2026 (GLOBE NEWSWIRE) -- Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company developing next-generation therapeutics for difficult-to-treat cancers, today announced a leadership transition to continue execution and advancement of the Company’s strategic and clinical goals.

Thomas Civik, a member of Pyxis Oncology’s Board of Directors since the Company’s IPO and a highly experienced biotechnology executive with a proven track record in advancing cancer therapeutics, has been appointed Interim Chief Executive Officer, effective immediately. Lara S. Sullivan, M.D., has stepped down from her roles as President, Chief Executive Officer and Chief Medical Officer.

With Mr. Civik’s appointment, Pyxis Oncology enters this transition with experienced leadership deeply familiar with the Company, its strategy, and its programs. The Company’s established clinical development leadership team will continue to execute ongoing trials and operational priorities without interruption. In parallel, the Board of Directors has initiated a structured search for a permanent Chief Executive Officer.

“The Board has appointed Tom as Interim CEO to ensure strong leadership and continuity,” said John Flavin, Chairman of the Board of Pyxis Oncology. “Tom brings decades of proven experience across oncology development, commercialization, and company building. As a long-term and current Director, he has a deep understanding of Pyxis Oncology’s science and strategy, and we are confident in his ability to guide the organization forward while the Board conducts a comprehensive search for permanent leadership. On behalf of the Board, I would like to thank Lara for her commitment and contributions to Pyxis Oncology throughout a formative period for the Company, including advancing MICVO into the clinic and guiding the Company through a critical period of growth.”

“Serving as President, Chief Executive Officer, and Chief Medical Officer of Pyxis Oncology has been a privilege,” said Lara S. Sullivan, M.D. “I have had the honor to lead Pyxis Oncology over the last six years and am proud of the progress the team has made in advancing MICVO. I am confident in the leadership team’s track record of expertise advancing later stage oncology assets and their ability to lead MICVO through its next stage of clinical development.”

Pyxis Oncology’s lead program, micvotabart pelidotin (MICVO), continues to advance in a Phase 1 monotherapy study in second-line and later recurrent/metastatic head and neck squamous cell carcinoma (R/M HNSCC), as well as a Phase 1/2 study evaluating MICVO in combination with Merck’s anti-PD-1 therapy, pembrolizumab, in first-line and second-line R/M HNSCC. The Company remains focused on prioritizing execution of its current clinical programs and upcoming milestones.

“As we move forward, I am committed to ensuring that we put our collective efforts towards evaluating the potential of MICVO in a timely fashion,” said Thomas Civik, Interim Chief Executive Officer. “Pyxis Oncology has built a strong scientific and clinical foundation, and we remain confident in the potential of our lead program.”

Mr. Civik most recently served as President and Chief Executive Officer of Five Prime Therapeutics, where he led the company through its acquisition by Amgen for $1.9 billion in April 2021. Prior to Five Prime Therapeutics, he was Chief Commercial Officer at Foundation Medicine, where he drove significant growth and oversaw the launch of the first FDA-approved pan-cancer comprehensive genomic profiling test. He most recently served as Chairperson of the Board of ImCheck Therapeutics and Repare Therapeutics, providing strategic and governance oversight, including through their respective acquisitions by Ipsen and XOMA.

Earlier in his career, Mr. Civik spent 17 years at Genentech, holding leadership roles with responsibility for several cornerstone oncology therapies, including Avastin, Tecentriq, Alecensa, and Tarceva. He earned a B.A. from St. Norbert College and an M.B.A. from Northwestern University’s Kellogg School of Management.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical-stage biopharmaceutical company developing therapeutics for difficult-to-treat cancers. The Company’s lead candidate, micvotabart pelidotin (MICVO), is a first-in-concept antibody-drug conjugate (ADC) that targets extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the tumor extracellular matrix (ECM). EDB+FN is selectively overexpressed in the tumor microenvironment of a wide range of solid tumors and largely absent from normal adult tissues. MICVO is designed to treat solid tumors through a three-pronged mechanism of action: direct tumor cell killing, bystander effect and immunogenic cell death. MICVO is currently being evaluated in Phase 1 clinical studies in patients with recurrent/metastatic head and neck squamous cell carcinoma (R/M HNSCC) and other solid tumors, both as monotherapy and in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). Pyxis Oncology is focused on advancing MICVO, with the goal of improving outcomes for patients living with R/M HNSCC and contributing to meaningful progress in cancer treatment.

To learn more, visit www.pyxisoncology.com and follow us on LinkedIn.

About Micvotabart Pelidotin (MICVO)

Micvotabart pelidotin (MICVO, formerly PYX-201), is an antibody-drug conjugate (ADC) that uniquely targets extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the tumor extracellular matrix. MICVO is designed to generate a multi-pronged attack on difficult-to-treat cancers by directly killing cancer cells, reducing extra-cellular matrix density, inhibiting tumor angiogenesis and mobilizing an anti-tumor immune response.

MICVO received Fast Track Designation from the U.S. Food and Drug Administration for the treatment of adult patients with R/M HNSCC whose disease has progressed following treatment with platinum-based chemotherapy and an anti-PD(L)-1 therapy.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Quarterly Report on Form 10-Q filed with SEC on November 3, 2025, and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact
Alex Kane
IR@pyxisoncology.com

Media
Tony Russo, Ph.D.
Russo Partners, LLC
tony.russo@russopartnersllc.com
212-845-4251